Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4/A of our report dated March 4, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Snyder’s-Lance, Inc.’s Annual Report on Form 10-K for the year ended January 3, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Charlotte, North Carolina
December 22, 2015